Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES

FIRST QUARTER 2013 RESULTS

Malvern, PA, April 23, 2013 — Liberty Property Trust reported that funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2013 was $0.65 per share, compared to $0.68 per share for the first quarter of 2012. Funds from operations for the first quarter of 2013 and 2012 include $3.9 million and $3.3 million, respectively, of additional compensation expense due to the accelerated vesting of long-term compensation due to the years of service and ages of certain employees. Funds from operations for the first quarter of 2013 include termination fees of $0.5 million.

Net income per common share (diluted) was $0.60 per share for the quarter ended March 31, 2013, compared to $0.32 per share (diluted) for the quarter ended March 31, 2012. Net income for the three months ended March 31, 2013 includes net gains on property dispositions of $43.5 million ($0.36 per share) versus $1.6 million ($0.01 per share) for the corresponding quarter in 2012.

“Liberty had another solid quarter, with strong leasing and tenant retention,” said Bill Hankowsky, chairman and chief executive officer. “Industrial markets continue to strengthen, which is reflected in our occupancy increase for the quarter, while office markets remain tepid. Our performance and market activity is consistent with our expectations going into 2013.”

Portfolio Performance

Leasing: At March 31, 2013, Liberty’s in-service portfolio of 80.6 million square feet was 92.6% occupied, compared to 92.1% at the end of the fourth quarter. During the quarter, Liberty completed lease transactions totaling 5.4 million square feet of space.

Same Store Performance: Property level operating income for same store properties increased by 0.3% on a cash basis and increased by 1.0% on a straight line basis for the first quarter of 2013 compared to the same quarter in 2012.

Capital Activities and Balance Sheet Management

Property Sales: During the first quarter, Liberty sold one operating property, which contained 441,000 square feet of leasable space for $74.7 million. The property was 100% leased at the time of the sale.

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Common Share Sales: During the first quarter of 2013, Liberty sold 642,000 shares under the company’s continuous equity program, generating net proceeds of $24.3 million.

Real Estate Investments

Acquisitions: Liberty acquired no properties during the quarter.

Development: In the first quarter, Liberty brought one development property into service for a total investment of $80.1 million. The property contains 208,000 square feet of leasable space and is 100% occupied at a yield of 10.8%.

Also during the quarter, Liberty began development on three properties for a projected investment of $69.7 million. The properties include a 201,000 square foot build-to-suit office for The Vanguard Group and two inventory industrial buildings totaling 230,000 square feet in Houston, TX.

Subsequent Events

Liberty has announced that it will begin development during the second quarter of two industrial buildings in Hanover, Maryland. The properties consist of 244,000 square feet of space and represent an investment of $25.0 million.

Liberty has also confirmed that it has contracted to sell Three Franklin Plaza, a 215,000 square foot office property in Philadelphia, PA, for $29.0 million. The sale is contingent on due diligence and should close in the third quarter. This property is currently vacant.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 81 million square foot portfolio includes 666 properties which provide office, distribution and light manufacturing facilities to 1,800 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

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Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 23, 2013, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 37210714. A replay of the call will be available until May 23, 2013, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

March 31, 2013

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2013	March 31, 2012

Operating Revenue
Rental	$123,912	$117,369
Operating expense reimbursement	52,661	49,573
Total operating revenue	176,573	166,942

Operating Expenses
Rental property	31,916	30,018
Real estate taxes	21,552	20,311
General and administrative	19,833	17,201
Depreciation and amortization	44,973	40,725
Total operating expenses	118,274	108,255

Operating Income	58,299	58,687

Other Income/Expense
Interest and other	2,632	2,460
Interest	(31,934)	(28,193)
Total other income/expense	(29,302)	(25,733)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	28,997	32,954
Gain on property dispositions	1,800	523
Income taxes	(491)	(178)
Equity in earnings of unconsolidated joint ventures	1,757	916

Income from continuing operations	32,063	34,215

Discontinued operations (including net gains on property dispositions of $41,713 and $1,064 for the quarters ended March 31, 2013 and 2012, respectively)	42,593	5,387
Net Income	74,656	39,602
Noncontrolling interest - operating partnerships	(3,417)	(2,513)
Noncontrolling interest - consolidated joint ventures	—	—
Net Income available to common shareholders	$71,239	$37,089

Net income	$74,656	$39,602
Other comprehensive (loss) income	(4,851)	2,317
Comprehensive income	69,805	41,919
Less: comprehensive income attributable to noncontrolling interest	(3,271)	(2,586)
Comprehensive income attributable to common shareholders	$66,534	$39,333

Basic income per common share
Continuing operations	$0.25	$0.28
Discontinued operations	$0.35	$0.04
Total basic income per common share	$0.60	$0.32

Diluted income per common share
Continuing operations	$0.25	$0.28
Discontinued operations	$0.35	$0.04
Total diluted income per common share	$0.60	$0.32

Weighted average shares
Basic	118,688	115,972
Diluted	119,532	116,743

Amounts attributable to common shareholders
Income from continuing operations	$29,925	$31,872
Discontinued operations	41,314	5,217
Net income	$71,239	$37,089

Liberty Property Trust

Statement of Funds From Operations

March 31, 2013

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2013		March 31, 2012
	Dollars	Per Weighted Average Share	Dollars	Per Weighted Average Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$71,239	$0.60	$37,089	$0.32

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,397		3,616
Depreciation and amortization	44,972		41,046
Gain on property dispositions/impairment	(41,706)		(1,104)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions/impairment	(200)		(1,373)
Funds from operations available to common shareholders - basic	$77,702	$0.65	$79,274	$0.68

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$71,239	$0.60	$37,089	$0.32

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,397		3,616
Depreciation and amortization	44,972		41,046
Gain on property dispositions/impairment	(41,706)		(1,104)
Noncontrolling interest excluding preferred unit distributions	2,206		1,207
Funds from operations available to common shareholders - diluted	$80,108	$0.65	$81,854	$0.68

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	118,688		115,972
Dilutive shares for long term compensation plans	844		771
Diluted shares for net income calculations	119,532		116,743
Weighted average common units	3,714		3,809
Diluted shares for Funds from operations calculations	123,246		120,552

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

March 31, 2013

(Unaudited and in thousands, except share and unit amounts)

	March 31, 2013	December 31, 2012
Assets
Real estate:
Land and land improvements	$900,963	$899,801
Building and improvements	4,374,877	4,341,125
Less: accumulated depreciation	(1,178,309)	(1,164,756)

Operating real estate	4,097,531	4,076,170

Development in progress	209,690	248,602
Land held for development	246,572	258,324

Net real estate	4,553,793	4,583,096

Cash and cash equivalents	54,434	38,356
Restricted cash	28,212	33,147
Accounts receivable	8,355	8,988
Deferred rent receivable	110,078	108,576
Deferred financing and leasing costs, net of accumulated amortization (2013, $134,299; 2012, $132,261)	134,316	137,359
Investments in and advances to unconsolidated joint ventures	175,285	169,021
Assets held for sale	7,829	7,880
Prepaid expenses and other assets	74,371	87,756

Total assets	$5,146,673	$5,174,179

Liabilities
Mortgage loans	$304,867	$302,855
Unsecured notes	2,258,946	2,258,751
Credit facility	—	92,000
Accounts payable	32,152	31,058
Accrued interest	39,031	20,164
Dividend and distributions payable	59,813	58,038
Other liabilities	167,337	185,956

Total liabilities	2,862,146	2,948,822

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of March 31, 2013 and December 31, 2012	7,537	7,537

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 121,181,984 (includes 1,249,909 in treasury) and 119,720,776 (includes 1,249,909 in treasury) shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	121	119
Additional paid-in capital	2,737,071	2,687,701
Accumulated other comprehensive (loss) income	(1,805)	2,900
Distributions in excess of net income	(533,471)	(547,757)
Common shares in treasury, at cost, 1,249,909 shares as of March 31, 2013 and December 31, 2012	(51,951)	(51,951)
Total shareholders’ equity	2,149,965	2,091,012

Noncontrolling interest - operating partnership
3,713,851 common units outstanding as of March 31, 2013 and December 31, 2012	60,440	60,223
1,290,000 preferred units outstanding as of March 31, 2013 and December 31, 2012	63,264	63,264
Noncontrolling interest - consolidated joint ventures	3,321	3,321

Total equity	2,276,990	2,217,820

Total liabilities, noncontrolling interest - operating partnership & equity	$5,146,673	$5,174,179